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                                                                  EXHIBIT 99.6

CONTACT:  CATHERINE A. PYTEL, EXECUTIVE ASSISTANT
          508-347-4226


                  NETOPTIX CORPORATION ANNOUNCES APPOINTMENT OF
                   RALF FABER AS PRESIDENT OF THE CORPORATION
                  -----------------------------------------------

     STURBRIDGE, MASSACHUSETTS, FEBRUARY 1, 2000 - NetOptix Corporation (NASDAQ National Market: OPTX) announced today that Ralf Faber has been named President of the Company, effective January 26, 2000, succeeding Gerhard R. Andlinger, who continues as Chairman of the Board and Chief Executive Officer. Mr. Faber was named President and Chief Executive Officer of Optical Filter Corporation (OFC), a subsidiary of NetOptix, on July 1, 1999, succeeding John F. Blais, Jr., the founder of OFC, who continues as a member of the NetOptix Board of Directors.

     Mr. Faber had previously been Division Manager, Optics Deposition Systems, for Leybold Systems, GmbH in Hanau, Germany. In that capacity, he was responsible for the development, manufacturing and worldwide marketing of coating systems. Previously, he held a number of engineering and development positions in the field of optical coatings. Mr. Faber has a degree in Process Technology from the University of Mannheim, Germany, and he is widely known in the rapidly growing Dense Wavelength Division Multiplex (DWDM) sector of the telecommunications industry.

     NetOptix Corporation is headquartered in Sturbridge, Massachusetts. Its subsidiaries, OFC and OFC GmbH, design, manufacture and market a broad range of optical components and systems that incorporate recent advances in photonic technology and optical coating. OFC Corporation has manufacturing locations in Natick, Massachusetts and Keene, New Hampshire. The NetOptix web address is WWW.NETOPTIX.COM.

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